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                                                                    EXHIBIT 10.4

                               FIRST AMENDMENT TO
                              REINSURANCE AGREEMENT

         THIS FIRST AMENDMENT TO REINSURANCE AGREEMENT (this "First Amendment"), dated this 26th day of July, 2004, is made by and between COLUMBIA UNIVERSAL LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Texas ("Ceding Company") and ALLSTATE LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Illinois ("Reinsurer").

                                    RECITALS

         WHEREAS, Ceding Company and Reinsurer entered into a Reinsurance Agreement, effective as of June 1, 2004 (the "Agreement"); and

         WHEREAS, Ceding Company and Reinsurer desire to make certain amendments to the Agreement as more particularly described herein.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration and for the mutual covenants set forth below, the parties hereto, intending legally to be bound, hereby agree as follows:

         1.    This First Amendment shall be effective as of July 1, 2004.

         2. The parties hereby amend the Agreement by adding the following provisions to the Agreement:

                                   ARTICLE XVI
                                      TRUST

               A. TRUST. At any time after the occurrence of any of the following events, Ceding Company shall have the right, upon delivery of written notice to Reinsurer, to require that Reinsurer establish a trust reasonably acceptable to Ceding Company (the "Trust") and deposit assets, which qualify as admissible assets of Reinsurer under statutory accounting principles and the laws of the State of Texas, therein having a fair market value equal to the amount of the Statutory Reserves of the Policies:

               (1) if Reinsurer's RBC ratio falls between 125%-150% of the NAIC Company Action Level RBC ("CAL RBC"); provided, however, if Reinsurer's Statutory Reserves ceded pursuant to the Agreement and the Amended and Reinstated Reinsurance Agreement, dated as of June 1, 2004 between Ceding Company and Reinsurer ("Ceded Statutory Reserves") are less

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                    than $200 million the provisions of Article XVI(A) will not be triggered; or

               (2) if Reinsurer's RBC ratio falls below 125% of CAL RBC, then the provisions of Article XVI(A) shall be triggered regardless of Reinsurer's Ceded Statutory Reserves; and

               (3) Reinsurer's obligation to maintain the Trust shall remain in effect only for such period as the events listed in either
                    (1) or (2) above remains in effect.

               B. TRUST. Upon the receipt of Ceding Company's notice to require the establishment of a trust pursuant to Article XVI(A) hereof, and without further action by Reinsurer, Reinsurer will be deemed to have transferred and assigned to the Trust assets of Reinsurer having an aggregate market value as of the effective date of such notice equal to the aggregate Statutory Reserves established by Ceding Company as of such date with respect to the Policies (without giving effect to the reinsurance under this Agreement), together with all interest, dividend, or other investment income accrued on such assets from the date of Reinsurer's receipt of such notice until the date of the Trust's receipt of such assets. Reinsurer shall cooperate with Ceding Company in effecting the creation and funding of the Trust pursuant to Article XVI(A) hereof, including without limitation by promptly transferring amounts to the Trust described in the preceding sentence and by executing and delivering such other documents, instruments and certificates effectuating the establishment, funding, and maintenance of the Trust described in this Article and reasonably requested by the Ceding Company. Reinsurer shall maintain the Trust assets at a minimum level equal to Statutory Reserves, and Ceding Company shall provide all approvals and take any other action necessary to reduce the Trust assets upon Reinsurer's request.

                                  ARTICLE XVII
                              NOVATION; REPLACEMENT

               At the option of Reinsurer, Reinsurer may at any time (i) assume the Policies on a novation basis pursuant to an assumption reinsurance agreement to be entered into by Ceding Company and Reinsurer at such time having terms mutually agreeable to the parties or (ii) replace the Policies pursuant to replacement offers made to the owners of such Policies. Reinsurer will be responsible for paying all costs and obtaining all approvals. The parties hereto shall cooperate in good faith with each other in effecting any assumption or replacement under this Article.

         3. Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

         4. Unless expressly modified by this First Amendment, the terms and conditions of the Agreement remain unchanged and in full force and effect.

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         5.    This First Amendment shall be binding on the parties hereto, including their affiliates, successors and assigns.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first set forth above.

COLUMBIA UNIVERSAL LIFE INSURANCE   ALLSTATE LIFE INSURANCE COMPANY
COMPANY

By:            /s/                  By:             /s/
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Name: James P. Zils                 Name: Samuel H. Pilch
     ----------------------------         ------------------------------------

Title: Treasurer                    Title: Group Vice President and Controller
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